Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
OASIS ONLINE TECHNOLOGIES CORP.

We, the undersigned, Erik Cooper, as Chief Executive Officer, and John Venette, as Secretary of Oasis Online Technologies Corp., a corporation organized and existing under the laws of the State of Minnesota, do hereby certify that, pursuant to actions taken by unanimous written consent of Board of Directors of the Company on September 17, 2007, resolutions were duly adopted pursuant to Section 302A.239 of the Minnesota Business Corporation Act, amending the following Articles to the Articles of Incorporation of the Company as follows:

ARTICLE I

The name of this corporation shall be OASIS ONLINE TECHNOLOGIES CORP.

ARTICLE II

The address of this corporation’s registered office in the State of Minnesota shall be 500 IDS Center 80 South Eighth Street, in the City of Minneapolis, County of Hennepin. The registered agent of the corporation shall be Lin Branson.

ARTICLE III

The purpose of this corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Minnesota Business Corporation Act.

ARTICLE IV

The total authorized shares of this corporation shall consist of One Hundred Million (100,000,000) voting common shares having a par value of One Cent ($.0l) per share.

Upon effectiveness of a eight-for-one reverse stock split of the Corporation’s Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from 99,438,464 prior to the reverse split to 12,429,808 following the reverse stock split. No fractional shares shall be issued. In lieu of issuing fractional shares, the Company will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split an additional full share of its Common Stock.  This amendment will not adversely affect the rights or preferences of the holders of the outstanding shares of any class or series and will not result in the percentage of authorized shares of any class or series that remains unissued after the reverse stock split to exceed the percentage of authorized shares of that class or series that were unissued before the reverse split.

ARTICLE V

Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any un-issued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

ARTICLE VI

The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors or by the shareholders. Elections of directors need not be by written ballot.

ARTICLE VII

The power to adopt, amend or repeal the Bylaws of this corporation is hereby conferred upon the Board of Directors to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to adopt, amend or repeal Bylaws.

ARTICLE VIII

A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the Company or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the Company’s stock under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chap. 302A) or; (iv) liability for any transaction from which the director derived an improper personal benefit. If Chapter 3 02A, the Minnesota Business corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the director of the Company in addition to the limitation or personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

FURTHER RESOLVED, that the President and Secretary of the Company be, and they hereby are, authorized and directed to file Amended and Restated Articles of Incorporation along with a Certificate of Amendment of the Articles of Incorporation of the Company embodying the foregoing resolution and to cause the same to be filed with the Secretary of State of the State of Minnesota in accordance of the laws of the State of Minnesota.  The amendment restating the articles correctly sets forth without change the corresponding provision of the articles as previously amended.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A.  We certify that we are authorized to execute this amendment and we further certify that we understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

OASIS ONLINE TECHNOLOGIES CORP.

By:	/s/ Erik Cooper
Erik Cooper
Chief Executive Officer

By:	/s/ John Venette
John Venette
Secretary

AMENDED AND RESTATED
 ARTICLES OF INCORPORATION
OF
OASIS ONLINE TECHNOLOGIES CORP.

ARTICLE I

The name of this corporation shall be OASIS ONLINE TECHNOLOGIES CORP.

ARTICLE II

The address of this corporation’s registered office in the State of Minnesota shall be 500 IDS Center 80 South Eighth Street, in the City of Minneapolis, County of Hennepin. The registered agent of the corporation shall be Lin Branson.

ARTICLE III

The purpose of this corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Minnesota Business Corporation Act.

ARTICLE IV

The total authorized shares of this corporation shall consist of One Hundred Million (100,000,000) voting common shares having a par value of One Cent ($.0l) per share.

Upon effectiveness of a one-for-eight reverse stock split of the Corporation’s Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from 99,438,464 prior to the reverse split to 12,429,808 following the reverse stock split. No fractional shares shall be issued. In lieu of issuing fractional shares, the Company will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split an additional full share of its Common Stock.  This amendment will not adversely affect the rights or preferences of the holders of the outstanding shares of any class or series and will not result in the percentage of authorized shares of any class or series that remains unissued after the reverse stock split to exceed the percentage of authorized shares of that class or series that were unissued before the reverse split.

ARTICLE V

Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any un-issued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

ARTICLE VI

The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors or by the shareholders. Elections of directors need not be by written ballot.

ARTICLE VII

The power to adopt, amend or repeal the Bylaws of this corporation is hereby conferred upon the Board of Directors to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to adopt, amend or repeal Bylaws.

ARTICLE VIII

A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the Company or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the Company’s stock under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chap. 302A) or; (iv) liability for any transaction from which the director derived an improper personal benefit. If Chapter 3 02A, the Minnesota Business corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the director of the Company in addition to the limitation or personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.